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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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                            USLIFE INCOME FUND, INC.
                (Name of Registrant as Specified in Its Charter)

                                      n/a
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                               [FUND LETTERHEAD]

           PROTECT YOUR INVESTMENT -- VOTE THE BLUE PROXY CARD TODAY

                                                               November 18, 1999

Dear USLIFE Income Fund Shareholder:

     Your vote at this year's Annual Meeting of Shareholders is extremely important. In fact, it could be critical to the future value of your USLIFE Income Fund shares and the preservation of your Fund's dividend policy. With your support -- and with your vote on the enclosed BLUE proxy card -- you can help assure the continuation of your Fund's long-standing investment objective of providing a high level of current income for all shareholders.

                CAUTION: THE HOREJSI GROUP'S INTERESTS ARE VERY
                         DIFFERENT FROM YOUR INTERESTS

     Unfortunately, your Fund has attracted the attention of the Ernest Horejsi Trust No. 1B and one of its beneficiaries, Stewart R. Horejsi. The Horejsi group, which owns only 7% of your Fund's shares, has embroiled your Fund in a proxy contest. These dissidents may be sending you their own proxy statement and their own white proxy card in an effort to get your vote to place their nominees on your Fund's Board of Directors. They also want to change your Fund's investment policy so that it invests in riskier equity securities in addition to the fixed income securities that the Fund invests in today. IN YOUR OWN BEST INTERESTS, WE URGE YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD THAT MAY BE SENT TO YOU BY THE HOREJSI GROUP.

     This is not the first time the Horejsi group has done this. Recently, they engaged in a hostile proxy contest with another fixed income fund, the Preferred Income Management Fund (which has since been renamed the Boulder Total Return
Fund). This is what is happening after the Horesji group took complete control of that fund:

     - They installed a Horejsi affiliate, Boulder Investment Advisers, as that fund's primary adviser.

     - They installed another Horejsi affiliate, Stewart Investment Advisers, as sub-adviser to manage that fund's newly-created common stock portfolio.
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     - Neither Boulder Investment Advisers nor Stewart Investment Advisers has
       any prior experience as an investment adviser to a mutual fund or has managed assets for investors, except for assets of the Horejsi family itself.

     - The advisory fees paid by that fund are increasing from the 61 basis points paid in 1998 to 100 basis points upon full implementation of that fund's new investment strategy -- AN INCREASE IN ADVISORY FEES OF 64%.

     - The market price of that fund's common shares fell from $15.69 on January 23, 1998, the last trading day before the Horejsi group publicly stated it was considering seeking seats on that fund's Board, to $10.88 on November 12, 1999 -- A DECREASE IN MARKET PRICE OF 31%.

     - During the same period of time, that fund's discount to net asset value increased from 2.9% to 21.4%.

THE HOREJSI GROUP NOW SAYS THEY MAY WANT TO TAKE COMPLETE CONTROL OF YOUR FUND. WE DO NOT BELIEVE THAT THE FUND AND ITS SHAREHOLDERS CAN AFFORD TO LET THAT HAPPEN. YOU CAN REJECT THE HOREJSI GROUP AND ITS NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD TODAY.

                               THE HOREJSI GROUP:
             DECREASED DIVIDENDS; LOWER STOCK PRICE; INCREASED RISK

     In public filings required by law, the Horejsi group discloses that its proposed change in your Fund's investment policy is likely to result in:

     1. Decreased Dividends. The Horejsi group acknowledges: "If you have invested in the Fund seeking a steady return of income, you are likely to find that the Fund's historic dividend rate decreases significantly. Traditionally, balanced funds pay a lower dividend rate than funds investing in fixed income securities."

     2. Lower Stock Price. The Horejsi group also acknowledges: "The discount of the Fund's net asset value from the market price may increase significantly while these changes in investment policy are being debated, whether or not they are implemented . . . If the discount to net asset value of the Fund's common stock increases and you sell your shares . . . you could realize a loss on your investment in the Fund's shares . . ."

     3. Increased Risk. The Horejsi group further acknowledges: "Because equity securities are inherently more risky than fixed income securities, the risk associated with the Fund's shares would increase in the event the contemplated changes are in fact implemented."

     The Horejsi group, with only about 7% of your Fund's shares, wants a full 40% of the seats on your Fund's Board -- so that it can push forward with its plan
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to dramatically change your Fund's investment policy. This effort, we are convinced, is intended to be the first step in the Horejsi group's ultimate goal of taking complete control of your Fund and installing its own inexperienced affiliates as your Fund's high-priced investment advisers.

                  THE TIME TO REJECT THE HOREJSI GROUP IS NOW

     Your Fund's Board, including the nine directors who are independent of the Fund and its investment adviser, believes that the Fund's shareholders, with the exception of the Horejsi group, have invested in the Fund because they want to allocate a portion of their investment portfolios to fixed income securities. Investors generally select fixed income securities in order to achieve the higher current income and lower volatility normally associated with such securities. Investors -- such as the Horejsi group -- who want to invest in funds that invest in a combination of fixed income and equity securities may select any one of the over 1,000 closed-end and open-end funds listed by Lipper Analytical Services that invest in both types of such securities.

     THE TIME TO STOP THE HOREJSI GROUP IS NOW! You can reject the Horejsi group and its nominees by voting FOR your Board's nominees on the enclosed BLUE proxy card. Please sign, date and mail your BLUE proxy card today. Even if you have voted on the Horejsi group's white proxy card, you can easily revoke that vote by sending in a later-dated BLUE proxy card.

     If you have any questions or need assistance in voting your shares, please call the firm assisting your Fund in the solicitation of proxies, Georgeson Shareholder Communications, Inc., toll free at 1-800-223-2064.

     We thank you for your careful attention to these issues and for your continued trust and support.

                                          Sincerely,

                                          /s/ Alice T. Kane

                                          Alice T. Kane
                                          President

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                                   IMPORTANT

If your shares are held in your own name, please sign, date and return the enclosed BLUE proxy card today. If your shares are held in "Street-Name," only your broker or your bank can vote your shares. Please direct the person responsible for your account to execute on your behalf a BLUE proxy card with a vote FOR Proposals 1 and 2.

We urge you not to sign any white proxy card you may receive from the Horejsi group.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

                   GEORGESON SHAREHOLDER COMMUNICATIONS, INC.
                                17 STATE STREET
                            NEW YORK, NEW YORK 10004
                 BANKS AND BROKERS CALL COLLECT: (212) 440-9800
                  ALL OTHERS CALL TOLL FREE: 1 (800) 223-2064

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